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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 2, 1999

                              MCN ENERGY GROUP INC
             (Exact name of registrant as specified in its charter)

         MICHIGAN                   1-10070           38-2820658
(State of Incorporation)       (Commission File    (I.R.S. Employer
                                    Number)        Identification No.)

500 GRISWOLD STREET, DETROIT, MICHIGAN                  48226
(Address of principal executive offices)             (Zip Code)

              Registrant's telephone number, including area code:
                                 (313) 256-5500
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ITEM 5. OTHER EVENTS

On August 2, 1999 MCN Energy Group Inc. issued the following press releases:

                       MCN ENERGY OUTLINES NEW DIRECTION:
                 REGIONAL FOCUS, INTEGRATED OPERATIONS STRATEGY
                Ewing Named MCN President, COO to Lead Operations

Detroit, Aug. 2, 1999 - MCN Energy Group Inc. (NYSE:MCN) today announced a significantly revised strategic direction. Key aspects of the new corporate strategy include a regional rather than North American focus, and an emphasis on achieving operational efficiencies and growth through integration of existing businesses rather than building a portfolio of diverse, non-operated energy investments. Consistent with the new strategy, MCN will retain its natural gas producing properties in Michigan, which at year-end were classified as discontinued operations in preparation for the sale of the company's entire exploration and production (E&P) business.
         "Our new strategic direction is designed to help MCN Energy Group best meet the challenges and opportunities presented by an evolving energy industry," MCN Chairman and CEO Alfred R. Glancy III said. "We have adopted an integrated approach that we believe will result in significant operational efficiencies and synergies across our businesses. Our target market region spans the Midwest-to-Northeast corridor, an area in which we have a strong existing and developing infrastructure, where energy needs are growing at rates far above the national average, and where regulatory reform of the natural gas and electricity sectors is advancing relatively quickly. Our decision to retain the Michigan gas production properties was based on two factors: first, their obvious fit within our new strategy; and second, a very recent lowering of the bid for the properties, which changed what would have been a good deal for shareholders into an unacceptable price."
         Glancy said the company will continue pursuing new pipeline, electric power and energy marketing ventures, with an emphasis on operating projects that enhance other MCN businesses within the Midwest-to-Northeast corridor.
         "Our focus is to build upon our infrastructure, maximizing utilization of our expertise and physical assets across the organization to provide customers top-quality, cost-effective services and products," Glancy said. "Our ability to integrate, aggressively manage, operate and grow a well-established base of related businesses will provide us the competitive edge and the internal flexibility to capture opportunities as the industry continues to evolve."


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         Execution of the new strategic direction is expected to improve MCN's earnings and reduce its need for external capital, Glancy said.
         "We believe earnings growth is achievable with much lower capital requirements and more predictability, since we will have an operational focus rather than a transactional investment focus," he said. "Additionally, this new strategy is expected to improve both the quality of earnings and the strength of our balance sheet. That all translates into a further reduction in the company's risk profile."
         Glancy said capital expenditures, previously expected to range from $600 million to $750 million per year, now are expected to approximate $500 million in 1999 and about $300 million in each 2000 and 2001.
         To achieve efficiencies expected from the new strategic direction, MCN has reorganized into four primary business segments and an investment arm:

o    Gas Distribution is responsible for MCN's regulated utility operations.
o Midstream & Supply develops and manages MCN's gas producing, gathering, processing, storage and transmission facilities within the target region. It also integrates all of the company's gas-supply functions, including purchasing the commodity itself and aggregating the transportation and storage capacity required to deliver the gas to the Gas Distribution, Energy Marketing and Power segments and other, non-affiliated wholesale customers.
o Energy Marketing consists of MCN's non-regulated marketing activities to industrial, commercial and residential customers, both inside and outside the Gas Distribution segment's service areas. Energy Marketing also will provide full-service energy solutions to business customers.
o    Power develops and manages independent electric power projects.
o Energy Holdings manages and seeks to maximize the value of existing ventures outside MCN's target region. It primarily consists of gas gathering and processing investments in major U.S. producing basins.

         "Our new organizational structure is critical to the integration of company-wide activities," Glancy said. "For example, our former business groups independently purchased gas supply and pipeline services to meet their marketing requirements. Now, Midstream & Supply manages these functions for the entire company, providing significant operational flexibility and efficiencies. Similarly, we have placed all administrative support functions at the corporate level."


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         Leading the company's newly restructured operations is Stephen E.
Ewing, who has been named MCN's president and chief operating officer (COO). He continues as president and CEO of Michigan Consolidated Gas Company (MichCon), where he has served in positions of increasing responsibility since 1971. Chief Financial Officer and Treasurer Lee Dow becomes an executive vice president and assumes responsibility for human resources, information technology, corporate resources and public affairs in addition to his current finance-related duties.
         "We now have a team of experienced leaders ready to implement our new strategy," Glancy said. "I am particularly pleased to have Steve Ewing in a post where we can better utilize, on a companywide basis, the capabilities he has demonstrated in such a stellar manner with MichCon."
         Glancy summarized the new strategy as a multi-pronged approach to value creation, seeking both cost savings and revenue growth through business and support-service integration, new investments and a commitment to operational excellence.
         "This is the right strategy to carry MCN through the industry's evolution," he said. "We have the organizational flexibility to respond to the changing marketplace and capture emerging opportunities, while remaining highly focused geographically and operationally. I look forward to reporting the results of these efforts."

                                      ####

MCN Energy Group Inc. is an integrated energy company with more than $4 billion of assets and approximately $2 billion of annual revenues. The company primarily is involved in natural gas gathering, processing, transmission, storage and distribution, electric power generation and energy marketing. Its largest subsidiary is Michigan Consolidated Gas Company (MichCon), a natural gas utility serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at www.mcnenergy.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. A discussion of these risks and uncertainties is included in the company's periodic reports filed with the Securities and Exchange Commission.

MCN invites the public to participate in its Second Quarter conference call over the Internet at 1:00 p.m. EDT today, Monday, Aug. 2. Listen on-line, live or via replay, by logging on at http://www.videonewswire.com/MCN/080299 (Case sensitive) or http://www.mcnenergy.com (click on Investor Information, Conference Calls).

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                     MCN ENERGY GROUP NAMES LEADERSHIP TEAM
                       TO IMPLEMENT NEW REGIONAL STRATEGY

Detroit, Aug. 2, 1999 - MCN Energy Group Inc. (NYSE:MCN) Chairman and CEO Alfred
R. Glancy III today announced changes in the company's executive ranks designed to align management expertise with MCN's new strategy, which emphasizes an integrated operations focus in the Midwest-to-Northeast corridor.
         Key aspects of the new strategy include reorganizing the MCN family of businesses to include four primary operating segments (Gas Distribution, Midstream & Supply, Energy Marketing and Power) and an investment arm (Energy Holdings). Changes to the leadership team include:

Stephen E. Ewing           President & Chief Operating Officer (COO),
                           MCN Energy Group

Anne Cooke                 President & CEO, MCN Energy Marketing

Steve Kurmas               President & CEO, MCN Midstream & Supply

Joseph Roberts             President & CEO, MCN Power
                           President & CEO, MCN Energy Holdings

         Functionally: Steve Ewing has overall responsibility for MCN's regional operations, as well as for Gas Distribution (the regulated gas utilities); Anne Cooke will lead Energy Marketing; Midstream & Supply will be the responsibility of Steve Kurmas; and Joe Roberts will lead the Power and Energy Holdings segments.
         Additionally, Lee Dow has been named executive vice president and chief financial officer of MCN Energy Group and its principle subsidiaries, assuming responsibilities for all corporate-wide support services, except legal, under a consolidated structure. He retains his existing financial-related responsibilities.
         "I have complete confidence in this team's ability to implement MCN's new strategic direction," Glancy said. "These leaders all have demonstrated superior expertise during their years of service to the company. Our new structure gives MCN Energy Group the organizational flexibility to better utilize our in-house talent to respond to the changing marketplace and capture emerging opportunities, while achieving greater cost efficiencies."


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         Reporting directly to Glancy in the new organization, in addition to
Dow, Ewing and Roberts, are: Daniel Schiffer, senior vice president, general counsel and secretary, who has responsibility for the legal affairs of MCN and all of its subsidiaries; and Thomas Connelly, general auditor.

                                      ####

MCN Energy Group Inc. is an integrated energy company with more than $4 billion of assets and approximately $2 billion of annual revenues. The company primarily is involved in natural gas gathering, processing, transmission, storage and distribution, electric power generation and energy marketing. Its largest subsidiary is Michigan Consolidated Gas Company (MichCon), a natural gas utility serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at www.mcnenergy.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. A discussion of these risks and uncertainties is included in the company's periodic reports filed with the Securities and Exchange Commission.




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                   MCN ENERGY REPORTS SECOND-QUARTER RESULTS,
                 PROVIDES GUIDANCE ON 1999 AND 2000 EXPECTATIONS

       DETROIT, Aug. 2, 1999 -- MCN Energy Group Inc. (NYSE:MCN) today reported that, as a result of its recent decision to retain its natural gas producing properties in Michigan, it had a second-quarter 1999 net loss of $86.2 million or $1.03 per share, versus a net loss of $212.6 million or $2.70 per share in the 1998 second quarter. Reported results are not comparable for a number of reasons. Most notable are unusual charges in both periods, and effects of MCN's reclassification of the gas and oil exploration and production (E&P) business as a continuing operation. Had the E&P business remained a discontinued operation, MCN would have reported income from continuing operations, excluding unusual charges, of $4.8 million or $.06 per share, essentially flat with comparable 1998 second-quarter results.
              Unusual charges in the 1999 second quarter were related to the E&P reclassification and totaled $83.4 million or $1.00 per share. In the 1998 second quarter, E&P charges totaled $220.5 million or $2.80 per share. Excluding these charges, the company reported a second-quarter 1999 net loss of $2.9 million or $.03 per share, versus income of $7.8 million or $.10 per share for the 1998 second quarter. However, the reported 1999 second-quarter results include the recognition of six months of net losses - totaling $7.6 million or $.09 per share - that previously were deferred due to E&P's discontinuance. Furthermore, the reported 1998 second-quarter results include the recognition of $3.3 million or $.04 per share of net income previously classified as results from discontinued operations.
              MCN Chairman and CEO Alfred R. Glancy III said the decision to retain the Michigan properties was based on two factors.
              "The first factor was their obvious fit within our new strategy, and the second was a very recent lowering of the bid for the properties, which changed what would have been a good deal for shareholders into an unacceptable price," Glancy said. "Our newly announced strategy revolves around our ability to integrate all of MCN's operations within the Midwest-to-Northeast corridor. Gas production from our Michigan properties is the first link of the value chain, since most of it is gathered, processed, transported, stored, marketed and/or distributed by our own affiliates."
              Glancy added that keeping the Michigan properties is expected to enhance earnings and cash flow in subsequent years.


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              MCN now expects to report 1999 earnings of between $1.10 and $1.15 per diluted share, excluding unusual items. Significant assumptions inherent to these estimates include normal weather through the second half of 1999, the expected benefits of tax reform to the Gas Distribution segment, and no substantial changes from the first half in terms of margins achieved by the company's non-regulated businesses.
              Glancy noted that the company's earnings estimate includes E&P as a continuing operation and is equivalent to approximately $1.30 per share had the E&P business remained a discontinued operation. Glancy said the shortfall between the company's current expectations and analysts' estimates can primarily be attributed to MCN's reduced expectations for Energy Marketing results.
              "Historically low regional gas price differentials are adversely affecting Energy Marketing's results, particularly due to its high-cost contracted pipeline capacity," Glancy said. "One benefit of our integrated strategy will be to optimize utilization of our contracted and owned capacity, which is expected to put the Energy Marketing business back on the road to profitability."
              For 2000, Glancy said analysts' consensus forecast of $1.66 per share remains achievable. "The consensus number is at the very high end of our current expectations, but isn't entirely unreasonable," he said. "We expect to achieve significant cost savings through our integrated strategy, sufficient to replace earnings previously expected from new investments and other sources." Glancy said that, in addition to cost savings, other significant assumptions built into MCN's earnings expectations include: normal weather; the expected benefits of tax reform to the Gas Distribution segment; increased contributions from new or expanded pipeline, processing and electric power ventures; and modestly improved marketing and processing margins.

       SEGMENT RESULTS

              GAS DISTRIBUTION reported second-quarter operating and joint venture income of $21.8 million, up 37 percent from the $15.9 million posted in the second quarter of 1998. The increase is primarily attributable to contributions from the gas sales program implemented in January by Michigan Consolidated Gas Company. Weather, which was 21 percent warmer than normal, had approximately the same impact on results for the 1999 and 1998 quarters.

              PIPELINES & PROCESSING had operating and joint venture income of $4.7 million, compared with $6.1 million in the second quarter of 1998. Contributions from new gas gathering ventures and expansions of existing projects were more than offset by higher depreciation and other costs.

              ELECTRIC POWER'S operating and joint venture income was $3.9 million, down from $6.9 million in the 1998 second quarter. Higher contributions were made by each of the company's existing domestic power facilities, but were more than offset by increased project development costs and a one-time, $1.6 million charge due to the default of a major customer, as well as the exclusion of earnings from MCN's primary international power venture due to its planned sale, which is expected to close in the third quarter.

              ENERGY MARKETING reported an operating and joint venture loss of $2.3 million, compared with the prior-year period's loss of $.2 million. The increased loss is primarily attributable to higher transportation and storage capacity expenses and costs associated with the dissolution of the DTE-CoEnergy joint venture. Natural gas sales and exchange deliveries rose 40 percent to 144.6 billion cubic feet.

              EXPLORATION & PRODUCTION had operating and joint venture income of $.2 million, down from $8.2 million in the 1998 second quarter, excluding unusual charges in both periods. The decrease is attributable to lower oil and gas production, which fell 30 percent to 17.6 billion cubic feet equivalent primarily due to property sales.



       CAPITAL INVESTMENTS
       Capital investments of about $275 million in the first six months of 1999 were made approximately 80 percent within the Diversified Energy group and the balance within the Gas Distribution group. MCN now expects to invest approximately $500 million in 1999 and about $300 million in each 2000 and 2001.

              "Our newly announced strategic direction envisions significantly lower capital investments than in recent periods, with a greater emphasis on deriving earnings growth by integrating our existing assets to achieve efficiencies and operating synergies," Glancy said. "Our ability to integrate, aggressively manage, operate and grow our well-established base of related businesses will provide us the competitive edge and the internal flexibility to capture opportunities as the energy industry continues to evolve."

                                      ####

       MCN Energy Group Inc. is an integrated energy company with more than $4 billion of assets and approximately $2 billion of annual revenues. The company primarily is involved in natural gas gathering, processing, transmission, storage and distribution, electric power generation and energy marketing. Its largest subsidiary is Michigan Consolidated Gas Company (MichCon), a natural gas utility serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at http://www.mcnenergy.com.

       Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. A discussion of these risks and uncertainties is included in the company's periodic reports filed with the Securities and Exchange Commission.

       MCN invites the public to participate in its Second Quarter conference call over the Internet at 1:00 p.m. EDT today, Monday, Aug. 28. Listen on-line, live or via replay, by logging on at http://www.videonewswire.com/MCN/080299 (Case sensitive) or http://www.mcnenergy.com (click on Investor Information, Conference Calls).


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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          MCN ENERGY GROUP INC.

Date:  August 2, 1999                                By:  /s/ Richard G. Kennedy
                                                          ----------------------
                                                              Richard G. Kennedy
                                                              Vice President